UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CorVel Corporation (the “Company”) held its 2018 annual meeting of stockholders on August 2, 2018. The following proposals were approved according to the following final voting results:

1.	To elect the six directors named in the Proxy Statement, each to serve until the 2019 annual meeting of stockholders or until his or her successor has been duly elected and qualified:

Director Candidate	For	Withheld
V. Gordon Clemons	12,797,143	2,973,362
Steven J. Hamerslag	12,910,178	2,860,327
Alan R. Hoops	13,200,292	2,570,213
R. Judd Jessup	12,956,352	2,814,153
Jean H. Macino	13,209,630	2,560,875
Jeffrey J. Michael	12,820,626	2,949,879

Broker Non-Votes	2,056,782

2.

To approve the amendment and restatement of our Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) to increase the number of shares of common stock available for grant thereunder over the life of such Plan by 500,000 shares, from 19,365,000 shares to 19,865,000 shares, and to effect various other changes thereunder;

For	15,645,751
Against	122,242
Abstain	2,512
Broker Non-Votes	2,056,782

3.	To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019:

For	17,677,927
Against	147,710
Abstain	1,650
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)

Dated: August 3, 2018	/s/ V. Gordon Clemons
V. Gordon Clemons
Chairman and Chief Executive Officer